Exhibit (m)(vi) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K


                                   EXHIBIT M
                                     to the
                               Distribution Plan

                        MONEY MARKET OBLIGATIONS TRUST:

                        AUTOMATED CASH MANAGEMENT TRUST
                                 CLASS K SHARES

          This Exhibit to the Distribution Plan is adopted by Money Market Obligations Trust on the 18th day of August, 2006, with respect to the portfolios of the Trust set forth above.

          As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.50 of 1% of the average aggregate net asset value of the portfolios of Money Market Obligations Trust held during the month.

          Witness the due execution hereof this 1st day of September, 2006.



                                        MONEY MARKET OBLIGATIONS TRUST


                                        By:  /s/ J. Christopher Donahue
                                        Name:  J. Christopher Donahue
                                        Title:  President